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                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           General Motors Corporation
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)


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                               Explanatory Note

In connection with the Registrant's proxy solicitation for its 2000 annual meeting of stockholders, the Registrant has directed certain of its officers and employees to solicit votes in favor of the adoption of an amendment to its Certificate of Incorporation to increase the number of authorized shares of Class H Common Stock. The following information, which was first used on May 31, 2000, was furnished to such persons in connection with such solicitation:

                           CONSIDERATIONS RELATING TO
                     ITEM NO. 3 IN THE 2000 PROXY STATEMENT



                                         Millions
                                         --------
Dividend Base                              432
Reserved for Issuance Upon
  Conversion of GM Series H
  Convertible Preference Stock Issued
  to AOL in 1999                            21
Reserved for Issuance
  for Executive Stock  Options              21
                                         -----
                                           474  Fully diluted dividend base
                                            x3  Split (expected 6/7/00 if Item 3
                                         -----  approved by stockholders)
                                         1,422
                                            x2  Split (possible future split if
                                         -----  rate of stock price growth
                                         2,844  continues)
Strategic Alliances/Acquisitions
  & Stock Options                          756 (27%)
                                         -----
                                         3,600  Amount Requested

Success of Exchange Offer Demonstrates
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 .  $1-2/3 stockholders want Class H Stock
 .  Need:  price accessibility (not too high for round lot acquisitions at
          $30-$50/share) share accessibility
 . High level of stockholder interest in acquiring Class H stock in exchange offer reflects expectations of growth of Hughes business
   - Growth would be greatly facilitated by Hughes having access to an equity security as transaction currency
   - Flexibility needed for future (post 3:1) split to avoid price going significantly above $30-$50 range

Governance Standards of GM Board
--------------------------------
 . Governance Guidelines recognized as model in corporate governance circles . 75% of Board Members Have Independent Status
 .  Board active in creating stockholder value; would not use excess share authorization to propose highly dilutive transaction
 . Any stock issuance of 20% or more of a class would require stockholder approval under NYSE guidelines

Class H Stock Price -
-------------------
 .  Recent High  $140/share
 .  Currently  $96-$100/share
 . High price level can restrain liquidity and continued rate of price increase due to high cost of round lot purchases

Regarding need for access to additional shares for strategic alliances,
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acquisitions or stock options
-----------------------------
 .  Retention of key executives requires flexibility to issue additional stock options annually
 .  AOL-Time Warner Industry Consolidation confirms trend toward industry consolidation
 . Hughes wants flexibility to participate in industry consolidation by participating in strategic alliances and acquisitions:
   - Participation by Hughes requires access to an equity security to use as currency.
   -  That security would be Class H stock.
   - Its attractiveness in this context requires in part, that it be highly liquid.
   - Stock trading at $100-$140/share range less liquid that one trading in $30-$50 range
   -  Stock less liquid in $100 - $140 price range

Gap between current 474 million fully diluted dividend base and 600 million
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authorized shares is too small to allow for even a 2 for 1 split
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